Exhibit 99.1

FOR IMMEDIATE RELEASE

Coach, Inc. Announces Closing of $1 Billion Senior Unsecured Notes Offering

New York – June 20, 2017 – Coach, Inc. (NYSE: COH) (SEHK: 6388), a leading New York design house of modern luxury accessories and lifestyle brands, today announced the closing of its underwritten public offering of $1 billion aggregate principal amount of senior unsecured notes, consisting of $400 million aggregate principal amount of 3.000% senior unsecured notes due 2022 (the “2022 Notes”) and $600 million aggregate principal amount of 4.125% senior unsecured notes due 2027 (the “2027 Notes,” and together with the 2022 Notes, the “Notes”). Interest on the notes is payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2018.

The Notes were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-200642), which became immediately effective upon its filing with the Securities and Exchange Commission (the “SEC”) on December 1, 2014. A preliminary prospectus supplement dated June 6, 2017 relating to the Notes was filed with the SEC on June 6, 2017, and a final prospectus supplement dated June 6, 2017 was filed with the SEC on June 7, 2017.

As previously announced on May 8, 2017, Coach entered into an agreement to acquire Kate Spade & Company (NYSE: KATE). Coach intends to use the proceeds from this offering, together with cash on hand and cash on hand at Kate Spade and term loans, to fund the purchase price for the acquisition and pay related fees and expenses.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The offering of securities may be made only by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus and related supplement may be obtained by contacting any of those joint book-running managers whose contact information is listed at the bottom of this announcement.

10 HUDSON YARDS, NEW YORK, NY 10001 TELEPHONE 212 594 1850  FAX 212 594 1682  WWW.COACH.COM

About Coach

Coach, Inc. is a leading New York design house of modern luxury accessories and lifestyle brands.  The Coach brand was established in New York City in 1941, and has a rich heritage of pairing exceptional leathers and materials with innovative design. Coach is sold worldwide through Coach stores, select department stores and specialty stores, and through Coach’s website.  In 2015, Coach acquired Stuart Weitzman, a global leader in designer footwear, sold in more than 70 countries and through its website. Coach, Inc.’s common stock is traded on the New York Stock Exchange under the symbol COH and Coach’s Hong Kong Depositary Receipts are traded on The Stock Exchange of Hong Kong Limited under the symbol 6388.

Neither the Hong Kong Depositary Receipts nor the Hong Kong Depositary Shares evidenced thereby have been or will be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States or to, or for the account of, a U.S. Person (within the meaning of Regulation S under the Securities Act), absent registration or an applicable exemption from the registration requirements. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

This press release contains forward-looking statements based on management’s current expectations. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Coach, Inc. and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the expected benefits and costs of the tender offer, the merger and the other transactions contemplated by the merger agreement by and between Kate Spade & Company, Coach, Inc. and Chelsea Merger Sub Inc.; the expected timing of the completion of the tender offer and the merger; the ability of Coach, Inc. (and its subsidiary) and Kate Spade & Company to complete the tender offer and the merger considering the various conditions to the tender offer and the merger, some of which are outside the parties’ control, including those conditions related to regulatory approvals; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the tender offer and the merger may not be timely completed, if at all; that, prior to the completion of the transaction, Kate Spade & Company’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in Coach, Inc.’s latest Annual Report on Form 10-K and its other filings with the SEC. Coach, Inc. and Kate Spade & Company assume no obligation and do not intend to update these forward-looking statements.

BOOK-RUNNING MANAGERS:
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
NC1-004-03-43
200 North College Street, 3rd Floor
Charlotte NC  28255-0001
Attn: Prospectus Department
Email: dg.prospectus_requests@baml.com
 Tel: 800-294-1322

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attn: Investment Grade Syndicate Desk
 Tel: 212-834-4533

HSBC Securities (USA) Inc.
425 Fifth Avenue
New York, New York 10018
Attn: Transaction Management Americas
Email: tmg.americas@us.hsbc.com
 Tel: 800-662-3343

Contacts
Coach
Analysts & Media:
Andrea Shaw Resnick, 212-629-2618
Global Head of Investor Relations and Corporate Communications
AResnick@coach.com
or
Christina Colone, 212-946-7252
Senior Director, Investor Relations
CColone@coach.com